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EXHIBIT 23

                               CONSENT OF GRANT THORNTON LLP,
                         INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
EMRISE Corporation

We have issued our report dated March 24, 2006, accompanying the consolidated financial statements included in the Annual Report of EMRISE Corporation on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements of EMRISE Corporation (Nos. 333-74281, 333-71035, 333-69571, 333-12567 and
333-65528) on Form S-8 and Registration Statement No. 333-122394 on Form S-3.

/S/ GRANT THORNTON LLP

Los Angeles, California
March 24, 2006